EXHIBIT 23

                              CONSENT OF EXPERTS










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                                                         Exhibit 23










The Board of Directors
The Louisiana Land and Exploration Company:


We consent to incorporation by reference in Registration Statements No. 2-79097, No. 2-98948, No. 33-22108, No. 33-22338, No. 33-37814, No. 33-
56209, No. 33-62923 and No. 33-56211 on Form S-8, No. 33-48339 and No.
33-50991 on Form S-3 and No. 33-6593 on Form S-4 of The Louisiana Land and Exploration Company of our reports dated February 2, 1996, relating to the consolidated balance sheets of The Louisiana Land and Exploration Company and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of earnings (loss), stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995 which reports appear in the December 31, 1995 annual report on Form 10-K of The Louisiana Land and Exploration Company. Our reports refer to the adoption in 1993 of the methods of accounting for income taxes and postretirement benefits other than pensions prescribed by Statement of Financial Accounting Standards Nos. 109 and 106, respectively, and to the change in 1994 of the methods of assessing the impairment of the capitalized costs of proved oil and gas properties and other long-lived assets.

We also consent to incorporation by reference in the previously referred to Registration Statements of our report dated January 25, 1996, relating to the consolidated balance sheets of MaraLou Netherlands Partnership and subsidiary as of December 31, 1995 and 1994 and the related consolidated statements of income, partners' capital, and cash flows for each of the years in the three-year period ended December 31, 1995 which report appears in the December 31, 1995 annual report on Form 10-K of The Louisiana Land and Exploration Company. Our report refers to the adoption in 1993 of the method of accounting for income taxes prescribed by Statement of Financial Accounting Standard No. 109.


/s/ KPMG Peat Marwick LLP

KPMG PEAT MARWICK LLP

New Orleans, Louisiana
March 18, 1996